PRICING SUPPLEMENT NO. 133                                        Rule 424(b)(3)
DATED: July 8, 1998                                           File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:             Floating Rate Notes        Book Entry Notes
$10,000,000                   [x]                        [x]

Original Issue Date:          Fixed Rate Notes           Certificated Notes
July 13, 1998                 [_]                        [_]


Maturity Date:                CUSIP#: 073928 DV 2
July 13, 2001

Option to Extend Maturity:    No  [x]

                              Yes [_]   Final Maturity Date:



                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)

N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                     Maximum Interest Rate: N/A

[_]     Commercial Paper Rate            Minimum Interest Rate: N/A

[_]     Federal Funds Rate               Interest Reset Date(s): *

[_]     Treasury Rate                    Interest Reset Period: Monthly

[_]     LIBOR Reuters                    Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                       Interest Payment Period: Monthly

[_]     CMT Rate


Initial Interest Rate: ***


 Index Maturity:  One Month

 Spread (plus or minus): +0.15%

---------------------------------------------


NYFS04...:\25\22625\0122\2041\SUP5298P.46N

*     The 13th of each month.

**    The 13th of each month.

***   The one-month LIBOR rate on July 9, 1998 plus 15 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.







                                     2